Exhibit 23.5
July 24, 2009

Mr. Jesús Reyes Heroles González Garza
Director General
Petróleos Mexicanos
Avenida Marina Nacional No. 329
Colonia Huasteca C.P. 11311
México

Dear Mr. Reyes Heroles:

     We hereby consent to all references to our firm as set forth under the heading “Experts” in this Registration Statement on Form F-4 filed by Petróleos Mexicanos, and under the heading “Item 4—Information on the Company—Business Overview—Exploration and Production—Reserves” in the Annual Report on Form 20-F incorporated therein by reference. We reviewed the estimates of proved oil, condensate, natural gas and oil equivalent reserves owned by the United Mexican States (“Mexico”) as of December 31, 2008, for 276 fields. These estimates were prepared in accordance with the reserves definitions of Rules 4-10(a) (1)-(13) of Regulation S-X of the United States Securities and Exchange Commission. The fields are located onshore and offshore from Mexico in the Northern Region, and are those referenced in our audit letter dated June 5, 2009.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE License No. F-1580